UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 07, 2023

AMERICAN EAGLE OUTFITTERS INC

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-33338	13-2721761
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Hot Metal Street
Pittsburgh, Pennsylvania		15203-2329
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (412) 432-3300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of stockholders of American Eagle Outfitters, Inc. (the “Company”) held on June 7, 2023 (the “Annual Meeting”), the Company’s stockholders approved the American Eagle Outfitters, Inc. 2023 Stock Award and Incentive Plan (the “2023 Plan”) (see below). The 2023 Plan is a long-term incentive plan pursuant to which awards may be granted to employees, non-employee directors, and consultants of the Company and its affiliates, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based awards, awards in lieu of obligations, dividend equivalents, and other stock-based awards. The 2023 Plan was adopted principally to serve as a successor plan to the 2020 Stock Award and Incentive Plan (the “2020 Plan”), and to increase the number of shares of Company common stock, $0.01 par value (the “Common Stock”) reserved for equity-based awards to 10,617,000 shares of Common Stock (in addition to the share reserve amount that remained available under the 2020 Plan immediately prior to the adoption of the 2023 Plan and other eligible returning shares). No awards may be granted under the 2023 Plan after June 7, 2033. It is not possible to determine specific amounts and types of awards that may be granted to eligible participants under the 2023 Plan subsequent to the Annual Meeting because the grant and payment of such awards is subject to the discretion of the Compensation Committee of the Company’s Board of Directors. This summary of the 2023 Plan is qualified in its entirety by reference to the full text of the 2023 Plan, which is filed as Appendix B to the Company’s Proxy Statement filed on April 26, 2023 and incorporated herein by reference.

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

On June 7, 2023, American Eagle Outfitters, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) by means of remote communication. As of April 14, 2023, the record date for the Annual Meeting, there were a total of 197,343,131 shares of the Company’s Common Stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 175,560,473 shares of Common Stock were represented in person or by proxy and, therefore, a quorum was present.

1. To elect two Class I directors to serve until the 2026 Annual Meeting of Stockholders;

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2024;

3. To approve, on an advisory basis, the compensation of our named executive officers;

4. To approve, on an advisory basis, the frequency of future say on pay votes; and

5. To approve the Company’s 2023 Stock Award and Incentive Plan.

Votes regarding the election of the director nominees were as follows:

Name	For	Against	Abstain	Broker Non-Votes
Sujatha Chandrasekaran	138,711,054	21,688,616	60,198	15,100,605
Jay L. Schottenstein	149,048,877	11,348,072	62,921	15,100,603

Based on the votes set forth above, the director nominees were duly elected. The following persons continue to serve as Class II directors: Janice E. Page, David M. Sable, and Noel J. Spiegel. The following persons continue to serve as Class III directors: Deborah A. Henretta and Cary D. McMillan.

Votes regarding the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2024 were as follows:

For	Against	Abstain	Broker Non-Votes
170,754,839	4,698,170	107,464	0

Based on the votes set forth above, the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2024 was duly ratified.

Votes regarding the advisory vote on the compensation of the Company’s named executive officers were as follows:

For	Against	Abstain	Broker Non-Votes
151,626,871	8,714,581	118,416	15,100,605

Based on the votes set forth above, the compensation of the Company’s named executive officers was approved.

Votes regarding the frequency of future say on pay votes were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
149,923,828	109,295	10,324,706	102,038	15,100,606

Based on the votes set forth above, the stockholders recommend holding an advisory vote on the compensation of the Company’s named executive officers every year.

Votes regarding the approval of the Company’s 2023 Stock Award and Incentive Plan were as follows:

For	Against	Abstain	Broker Non-Votes
149,365,037	10,920,481	174,350	15,100,605

Based on the votes set forth above, the Company’s 2023 Stock Award and Incentive Plan was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.
(Registrant)
Date:	June 9, 2023	By:	/s/ Beth Henke
Beth Henke Senior Vice President, General Counsel and Chief Compliance Officer